                                                                    Exhibit 11.1

                                 BANCTEC, INC.
                      COMPUTATION OF NET INCOME PER SHARE

                                                       Years ended
                                          -------------------------------------
                                           March 26,     March 27,    March 28,
                                             1995          1994         1993
                                          -----------  -----------  -----------
Income before cumulative effect of
 accounting change......................  $12,509,100  $16,343,000  $14,351,000
                                          ===========  ===========  ===========
Net Income..............................  $12,509,000  $16,343,000  $15,186,000
                                          ===========  ===========  ===========
Shares outstanding beginning of period..   10,743,550   10,428,400    9,553,742

Weighted average number of shares issued
 from exercise of stock options.........      118,525      135,713      595,985

Weighted average number of shares
 repurchased during the year............     (235,667)           -            -
                                          -----------  -----------  -----------
Weighted average number of shares
 outstanding............................   10,626,408   10,564,113   10,149,727

Shares issuable from assumed exercise
 of stock options and stock purchase
 plan, reduced by the number of shares
 which could have been purchased with
 the proceeds from exercise of such
 options, stock purchase plan, and
 unearned compensation on restricted
 stock assets...........................      500,939      622,684      719,837
                                          -----------  -----------  -----------
Weighted average number of shares
 outstanding as adjusted................   11,127,347   11,186,797   10,869,564
                                          ===========  ===========  ===========
Primary income per common and common
 equivalent share before accounting
 change.................................        $1.12        $1.46        $1.32
                                          ===========  ===========  ===========
Primary income per common and common
 equivalent share.......................        $1.12        $1.46        $1.40
                                          ===========  ===========  ===========
Assuming full dilution:
Weighted average number of shares
 outstanding............................   10,626,408   10,564,113   10,149,727

Shares issuable from assumed exercise
 of stock options and stock purchase
 plan, reduced by the number of shares
 which could have been purchased with
 the proceeds from exercise of such
 options, stock purchase plan, and
 unearned compensation on restricted
 stock assets...........................      501,185      730,074      719,837
                                          -----------  -----------  -----------
Weighted average number of shares
 outstanding as adjusted................   11,127,593   11,294,187   10,869,564
                                          ===========  ===========  ===========
Fully diluted income per common and
 common equivalent share before
 accounting change......................        $1.12        $1.45        $1.32
                                          ===========  ===========  ===========
Fully diluted income per common and
 common equivalent share................        $1.12        $1.45        $1.40
                                          ===========  ===========  ===========
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